Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 28, 2011, relating to the consolidated financial statements of Dollar Thrifty Automotive Group, Inc. and subsidiaries as of December 31, 2010 and for the two years then ended, appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
June 26, 2013